Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Prosperity Bancshares, Inc. on Form S-8 of our report dated March 8, 2004, appearing in the Annual Report on Form 10-K of Prosperity Bancshares, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Houston, Texas

August 13, 2004